                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-55428, as amended, pertaining to the Commerce One, Inc. 1997 Incentive Stock Option Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Director Option Plan; No. 333-49940, as amended, pertaining to the Commerce One, Inc. 1999 Nonstatutory Stock Option Plan; No. 333-92671 pertaining to the CommerceBid.Com, Inc. 1999 Equity Incentive Plan; No. 333-95171 pertaining to the Mergent Systems, Inc. 1999 Stock Plan; No. 333-46254 pertaining to the AppNet Systems, Inc. 1999 Stock Incentive Plan, the AppNet Systems, Inc. 1998 Stock Option and Incentive Plan, the Internet Outfitters, Inc. 1996 Incentive Stock Option Plan, and the Century Computing, Incorporated Incentive Stock Option Plan, and in the Registration Statement on Form S-3 No. 333-49498 and in the related Prospectus, of our report dated January 18, 2001, with respect to the consolidated financial statements and financial statement schedule of Commerce One, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California

March 29, 2001